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                                AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT

     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT ("Amendment"), entered into as of February ___, 1997 but bearing an effective date of January 1, 1997, by and between KELLSTROM INDUSTRIES, INC., a Delaware corporation having offices at 14000 N.W. 4th Street, Sunrise, Florida 33325 (the "Company") and John S. Gleason, residing at ____________________ (the "Executive").

                                    RECITALS
                                    --------

         WHEREAS, the Company and the Executive entered into an Employment Agreement, dated as of May 18, 1995 (the "Employment Agreement"), pursuant to which, among other things, the Executive assumed duties of a responsible nature to the benefit of the Company and its Board of Directors; and

         WHEREAS, the Company and the Executive desire to amend the Employment Agreement as set forth herein;

         NOW, THEREFORE, the Company and the Executive hereby agree as follows:

     1. Section 3(a) of the Employment Agreement is hereby amended to read in its entirety as follows:

     (a) Position and Duties. Effective as of January 1, 1997 and thereafter during the Employment Period the Executive's position shall be Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Company. The Executive's services shall be performed at the Company's headquarters or a location where a substantial activity for which the Executive has responsibility is located.

     2. Section 3(b) of the Employment Agreement is hereby amended to read in its entirety as follows:

    (b)      Compensation.

     (i) Base Salary. Effective as of January 1, 1997, the Executive's base annual salary shall be $190,000. During the Employment Period, the Executive's base annual salary may be reviewed and changed; however, the Company shall not pay the Executive a base annual salary less than $190,000 after January 1,








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1997 and thereafter during the Employment  Period. Any increase  in  base salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement.

     (ii) Annual Bonus. For each calendar year commencing with the year ending December 31, 1997, at the end of which the Executive is employed by the Company as set forth herein:

     (A) if the Company has Net Income (as defined below) for such year of an amount equal to the target net income before taxes determined in accordance with generally accepted accounting principles in the U.S. as in effect from time to time (the "Net Income") as approved by the Board of Directors of the Company (or the Executive Committee of the Board of Directors, if one exists) for such year (the "Target"), the Executive shall be entitled to a bonus in an amount equal to $90,000.

     (B) if the Company has Net Income for such year of more than the Target and less than 150% of the Target, the Executive shall be entitled to a bonus as calculated below:

                  B = $90,000  +  $90,000  x  (NI - T)
                                               ------
                                                  T

         where:

                  B = the bonus earned in such year.

                  T = the Target for such year.

                  NI = the actual Net Income for such year.

     (C) if the Company has Net Income for such year of 150% of the Target or more, the Executive shall be entitled to a bonus of $135,000.

     (D) if the Company has Net Income for such year of less than 50% of the Target, the Executive shall not be entitled to a bonus.

     (E) if the Company has Net Income for such year of at least 50% of the Target but less than the Target, the Executive shall be entitled to a bonus as calculated below:

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                  B =  $90,000  -  ($90,000  x  2  x  (T  -  NI)  )
                                                ---------------
                                                          T

                  where:

                  B = the bonus earned in such year.

                  T = the Target for such year.

                  NI = the actual Net Income for such year.

      3. Section 3(c) of the Employment Agreement is hereby amended to include the following Subsection (iv) which shall read in its entirety as follows:

                  (iv) Life Insurance. The Company shall obtain and maintain a life insurance policy on the life of the Executive in the amount of $2,000,000 with a variable annuity feature mutually acceptable to the Executive and the Company. The Company will pay the premium on such policy for the entire period commencing on the date of this Amendment and ending on the seventh anniversary of the date hereof (the "Policy Period"). Until January 1, 1999, the Company shall own, and shall have the right to designate the beneficiary under, such insurance policy. The Executive shall have the option of causing the Company to transfer the ownership of the policy (and the right to designate the beneficiary thereunder) to the Executive at no cost to the Executive after January 1, 1999 (but the Company will continue to pay the premium on such policy for the entire Policy Period). If the Executive does not exercise his option to transfer ownership of the policy, upon the termination of the Policy Period, the Company shall transfer the policy to the Executive at no cost to the Executive. In the event that this Agreement is terminated (other than for cause) prior to that time, the Company will transfer ownership of the policy to the Executive and pay the Executive a lump sum payment equal to the unpaid premium remaining through the end of the Policy Period. Such lump sum payment shall include an amount sufficient to compensate the Executive for any Federal, state or local income taxes associated with the receipt of such payment.

     4. Section 8(b) of the Employment Agreement is hereby amended to read in its entirety as follows:


                  (b) as soon as practicable after the Company has received at least $15,000,000 of proceeds from the exercise of its existing public warrants outstanding as of the January 1, 1997 and so long as the Employment Period has not expired or been terminated, the Executive shall be granted options to purchase 100,000 shares of the Company's common stock, subject to the approval of the Company's Board of Directors. Such options will, subject to the terms thereof (consistent with the terms of the Company's 1996 Stock Option Plan), be exercisable at a price equal to 100% of the fair market value of the common

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         stock of the  Company at the time such  options  are  granted and shall vest with the Executive in three equal annual installments beginning on the first anniversary of the date of grant.

         5. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

         6. As herein amended, the Employment Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company and the Executive have caused this Amendment to be executed as of the date first written above.

                                                     KELLSTROM INDUSTRIES, INC.

                                                     By:________________________
                                                     Name:    Zivi R. Nedivi
                                                     Title:   President and CEO

                                                     ---------------------------
                                                     John S. Gleason


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